UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 10, 2006

MESA AIR GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-15495 (Commission File Number)	85-0302351 (IRS Employer Identification No.)
410 North 44th Street, Suite 100
Phoenix, Arizona, 85008
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (602) 685-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers: Elections of Directors: Appointment of Principal Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibit 99.1

Item 5.02 Departure of Directors or Principal Officers: Elections of Directors: Appointment of Principal Officers.
          On October 10, 2006, General Ronald R. Fogleman, USAF, (Ret.), Chairman of the Board’s Audit Committee, voluntarily resigned as a director of the Company for personal reasons. At the time of his resignation, Gen. Fogleman had no disagreement with the Registrant on any matter relating to the Registrant’s operations, policies or practices. The Registrant has provided Gen. Fogleman with a copy of this Current Report prior to the filing thereof and informed him that he has the opportunity to provide the Registrant with correspondence stating whether he agrees or disagrees with the disclosure contained in this Current Report and that the Registrant would file such correspondence as an exhibit to this Current Report or an amendment thereto.
Item 9.01 Financial Statements and Exhibits.
a)      Financial Statements — None
b)      Exhibits
99.1 Press Release
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESA AIR GROUP, INC.
Date: October 10, 2006	By:	/s/ Jonathan G. Ornstein
		Name:	JONATHAN G. ORNSTEIN
		Title:	Chairman of the Board and Chief Executive Officer